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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 6, 2002


                              Quanta Services, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


           1-13831                                 74-2851603
   (Commission File Number)           (IRS Employer Identification Number)


                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)


                                  713-629-7600
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

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Item 5. Other Events

     On December 6, 2002, Quanta Services, Inc., a Delaware corporation ("Quanta"), entered into Amendment No. 1 to Securities Purchase Agreement (the "Amendment") with First Reserve Fund IX, L.P., a Delaware limited partnership ("First Reserve"). The Amendment amended the Securities Purchase Agreement dated October 15, 2002 (the "Purchase Agreement") between Quanta and First Reserve. A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Quanta filed a copy of the Purchase Agreement as Exhibit 10.1 to its Form 8-K filed on October 22, 2002.

     Pursuant to the Purchase Agreement, on October 15, 2002, First Reserve purchased 8,666,666 shares of Common Stock from Quanta at a purchase price of $3.00 per share. In addition, First Reserve agreed, subject to certain conditions, to purchase from Quanta 2,430,741 shares of Series E Preferred Stock. Each share of Series E Preferred Stock will, upon stockholder approval, be convertible into ten shares of Common Stock, at a price per common share equivalent of $3.00. The Purchase Agreement stated that the purchase of the Series E Preferred Stock would occur upon satisfaction of all conditions, including the negotiation of certain amendments to Quanta's senior credit facility and senior secured note agreements, but no later than December 7, 2002.

     The Amendment extended the date by which First Reserve must purchase, and Quanta must issue, the Series E Preferred Stock from December 7, 2002 to December 20, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements: None.

(b) Pro Forma Financial Information: None.

(c) Exhibits:

       Exhibit No.             Document
       -----------             --------
          10.1 Amendment No. 1 to Securities Purchase Agreement dated December 6, 2002 between Quanta Services, Inc. and First Reserve Fund IX, L.P.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     QUANTA SERVICES, INC.

                                     By:  /s/ Dana A. Gordon
                                        ---------------------------------
                                         Dana A. Gordon
                                         Vice President and General Counsel

December 11,  2002


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                                  EXHIBIT INDEX

       Exhibit No.             Document
       -----------             --------
          10.1 Amendment No. 1 to Securities Purchase Agreement dated December 6, 2002 between Quanta Services, Inc. and First Reserve Fund IX, L.P.